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                                                                    EXHIBIT 3.24

                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "RADIO ONE OF BOSTON LICENSES, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "RADIO ONE OF BOSTON LICENSES, INC." TO "RADIO ONE OF BOSTON LICENSES, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

                           [SEAL]      /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3312783  8100V                           AUTHENTICATION: 1522719

010660169                                         DATE: 12-21-01

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                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                           A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Radio One of Boston Licenses, Inc.

2.) The date the Certificate of Incorporation was filed on is November 6, 2000.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Radio One of Boston Licenses, Inc.

4.) The name of the limited liability company as set forth in the formation is Radio One of Boston Licenses, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001

                                         Radio One of Boston Licenses, Inc.

                                         By: /s/ Linda J. Eckard Vilardo
                                             -----------------------------------
                                             Authorized Officer

                                         Name: LINDA J. ECKARD VILARDO
                                               ---------------------------------
                                               Vice President

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
[ILLEGIBLE]                                            FILED 09:00 AM 12/20/2001
                                                           010660169 - 3312783